Exhibit 99.1

ANNUAL GENERAL & SPECIAL MEETING OF SHAREHOLDERS OF

ATHENA GOLD CORPORATION

on Thursday, March 27, 2025

Scrutineer's Report

This scrutineer's report is subject to any determinations or decisions made by the Chairman of the meeting including with respect to any proxies or other voting documentation.

NUMBER OF SHAREHOLDERS VOTED IN PERSON
NUMBER OF SHAREHOLDERS VOTED BY PROXY	45
TOTAL NUMBER OF SHAREHOLDERS VOTED	45
VOTES REPRESENTED IN PERSON
VOTES REPRESENTED BY PROXY	153,401,821
TOTAL VOTES REPRESENTED	153,401,821

TOTAL ISSUED AND OUTSTANDING AS AT RECORD DATE:	194,803,633
TOTAL ELIGIBLE VOTES AS AT RECORD DATE:	194,803,633
PERCENTAGE OF VOTES PRESENTED AT THE MEETING	78.75%

1. Redomestication of the Corporation: To approve the redomestication of the Corporation in the Province of British Columbia, Canada by merger into a British Columbia corporation (the "Continuation").
VOTES FOR	143,716,572	99.984%
VOTES AGAINST	23,711	0.016%
VOTES ABSTAIN BROKER NON-VOTES	9,661,538	0.00%

2. Election of Directors: i} John C. Power
VOTES FOR	142,713,518	99.29%
VOTES WITHHELD	1,026,765	0.71%
BROKER NON-VOTES	9,661,538

2. Election of Directors: ii} Brian Power
VOTES FOR	142,713,518	99.29%
VOTES WITHHELD	1,026,765	0.71%
BROKER NON-VOTES	9,661,538

2. Election of Directors: iii} John E. Hiner
VOTES FOR	142,698,582	99.28%
VOTES WITHHELD	1,041,701	0.72%
BROKER NON-VOTES	9,661,538

2. Election of Directors: iv} Koby Kushner
VOTES FOR	143,719,582	99.986%
VOTES WITHHELD	20,701	0.014%
BROKER NON-VOTES	9,661,538

2. Election of Directors: v} David Goodman
VOTES FOR	143,719,582	99.986%
VOTES WITHHELD	20,701	0.014%
BROKER NON-VOTES	9,661,538

3. Appointment of Auditor: To appoint Davidson & Company LLP as the
Corporation's auditors for the ensuing year and to authorize the directors to fix their remuneration.
VOTES FOR	153,375,890	99.983%
VOTES AGAINST	6,031	0.004%
VOTES ASSTAIN	19,900	0.013%

4. Advisory Vote on Named Executive Officer Compensation: To approve, on an advisory, non binding basis, a resolution regarding the compensation of the Corporation's Named Executive Officers as described in the Proxy Statement.
VOTES FOR	142,502,472	99.14%
VOTES AGAINST	1,237,811	0.86%
BROKER NON-VOTES	9,661,538

5. Frequency on Say on Pay: To approve, on an advisory, non-binding basis, a resolution establishing the frequency of shareholders voting on the compensation of Named Executive Officers to be every two (2) years.
VOTES FOR	142,342,208	99.03%
VOTES ABSTAIN	1,398,075	0.97%
BROKER NON-VOTES	9,661,538

Scrutineer:

/s/ Dora Wang

Dora Wang

Endeavor Trust Corporation

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